Exhibit 24
POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned being a director or officer or both of LANDS’ END, INC., a Delaware corporation (the “Company”), does hereby constitute and appoint JEROME S. GRIFFITH, JAMES F. GOOCH, BERNARD L. MCCRACKEN and DORIAN R. WILLIAMS, with full power to each of them to act alone, as the true and lawful attorneys and agents of the undersigned, with full power of substitution and resubstitution to each of said attorneys, to execute, file and deliver any and all instruments, and to do any and all acts and things, which said attorneys and agents, or any of them, deem advisable to enable the Company to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any requirements or regulations of the Securities and Exchange Commission with respect thereto, in connection with the registration under the Securities Act of (1) up to 1,000,000 shares of common stock of the Company for issuance under the Lands’ End, Inc. 2017 Stock Plan and (2) up to 425,000 shares of common stock of the Company for issuance under the Lands’ End, Inc. 2014 Stock Plan (As Amended and Restated), including specifically, but without limitation of the general authority hereby granted, the power and authority to sign his or her name as a director or officer, or both, of the Company to one or more registration statements on Form S-8 with respect to said shares of common stock (the “Registration Statement”), any amendment, post-effective amendment or supplement thereto, any prospectus or other document related to the Registration Statement, and any amendments, supplements or revisions to such prospectus or document; and each of the undersigned does hereby fully ratify and confirm all that said attorneys and agents, or any of them, or the substitute of any of them, shall do or cause to be done by virtue hereof.

This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 30th day of March, 2017.

Signature	Title

s/ Jerome S. Griffith	Director, Chief Executive Officer and President (Principal Executive Officer)
Jerome S. Griffith

/s/ James F. Gooch	Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer (Principal Financial Officer)
James F. Gooch

/s/ Bernard L. McCracken	Vice President, Controller, and Chief Accounting Officer (Principal Accounting Officer)
Bernard L. McCracken

/s/ Josephine Linden	Director, Chairman of the Board of Directors
Josephine Linden

/s/ Robert A. Bowman	Director
Robert A. Bowman

/s/ Robert Galvin	Director
Robert Galvin

/s/ Elizabeth Leykum	Director
Elizabeth Leykum

/s/ John T. McClain	Director
John T. McClain

/s/ Jignesh Patel	Director
Jignesh Patel

/s/ Jonah Staw	Director
Jonah Staw